UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party Other than the Registrant ☐

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☑  Definitive Proxy Statement
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Applix, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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APPLIX, INC.

289 Turnpike Road
Westborough, Massachusetts 01581-2831

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Friday, December 1, 2006

A Special Meeting of Stockholders of Applix, Inc. (the “Company”) will be held at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts on Friday, December 1, 2006 at 1:00 p.m., local time. At the meeting, stockholders will consider and vote on the following matter:

To approve the Company’s 2006 Stock Incentive Plan and the reservation of 1,000,000 shares of the Company’s common stock for issuance thereunder.

Stockholders of record at the close of business on October 16, 2006 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

By Order of the Board of Directors,

Milton A. Alpern, Secretary

Westborough, Massachusetts
November 1, 2006

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

i

APPLIX, INC.
289 Turnpike Road
Westborough, Massachusetts 01581-2831

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held On Friday, December 1, 2006

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applix, Inc. (the “Company”) for use at the Special Meeting of Stockholders to be held on December 1, 2006, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Special Meeting.

The notice of Special Meeting and this Proxy Statement and accompanying proxy are first being mailed to stockholders on or about November 1, 2006.

Who Can Vote

To be able to vote, you must have been a stockholder of record at the close of business on October 16, 2006. As of that date, 15,609,090 shares of common stock of the Company, constituting all of the outstanding voting stock of the Company, were outstanding. Each share of common stock will have one vote for each matter to be voted on at the Special Meeting.

Quorum Requirement

A majority of the number of shares of common stock outstanding and entitled to vote at the Special Meeting shall constitute a quorum for purposes of each matter to be voted on at the Special Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Votes Required

The affirmative vote of the holders of a majority of the votes cast on the matter is required for the approval of the 2006 Stock Incentive Plan and the reservation of 1,000,000 shares of the Company’s common stock for issuance thereunder.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting with respect to approval of the 2006 Stock Incentive Plan and the reservation of 1,000,000 shares of the Company’s common stock for issuance thereunder.

Beneficial Ownership of Voting Stock

The following table sets forth the beneficial ownership of the Company’s common stock as of September 30, 2006 by: (1) each holder of 5% of more of the Company’s outstanding common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table included in this Proxy Statement, and (4) all directors and executive officers as a group.

	Number of Shares	Percentage of
	Beneficially	Outstanding
5% Holders	Owned(1)	Common Stock(2)

Arbor Capital Management, LLC(3)	1,591,000	10.20%
Oppenheimer Funds Inc.(4)	783,600	5.02%
Non-Employee Directors
Bradley D. Fire(5)	1,898,598	12.2%
John D. Loewenberg(6)	97,023	*
Peter Gyenes(7)	78,719	*
Charles F. Kane(8)	77,452	*
Alain J. Hanover(9)	36,272	*
Named Executive Officers
David C. Mahoney(10)	926,300	5.94%
Michael Morrison(11)	242,806	1.56%
Milton A. Alpern(12)	149,375	*
Craig Cervo(13)	33,914	*
All current directors and executive officers as a group (9 persons)(14)	3,550,295	22.61%

*	Less than 1%.

(1)	Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. In accordance with Securities and Exchange Commission (“SEC”) rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options held by him or her that were exercisable on September 30, 2006 or within 60 days after September 30, 2006; any reference in these footnotes to stock options refers only to such options, respectively.

(2)	Percentage ownership calculations are based on 15,604,406 shares of common stock outstanding as of September 30, 2006. Any shares that may be acquired upon the exercise of stock options on or prior to November 29, 2006 are deemed to be outstanding for the purpose of calculating the percentage of the outstanding common stock owned by such person or entity. These shares, however, are not considered outstanding when computing the percentage ownership of any other person or entity.

(3)	On July 13, 2006, Arbor Capital Management, LLC (“ACM”) filed a Schedule 13G/A with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 1,591,000 shares as of June 30, 2006, consisting of shares beneficially owned by ACM and Rick D. Leggott (“Leggott”), CEO and majority shareholder of ACM; the information is reported herein in reliance on such filing. The address for ACM and Leggott is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402.

(4)	The information reported herein is in reliance on data provided to the Company by NASDAQ. The address for Oppenheimer Funds is Two World Financial Center, 225 Liberty Street, New York, NY 10281-1008. Consists entirely of shares held by Oppenheimer Funds.

(5)	Mr. Fire’s address is 1248 E. 2100 Rd., Eudora, KS 66025. Comprised of 1,868,598 shares held by Mr. Fire and his spouse and includes 30,000 shares subject to stock options.

(6)	Includes 36,023 shares held by Mr. Loewenberg and Linda P. Loewenberg and 5,000 shares held by Ms. Loewenberg. Includes 56,000 shares subject to stock options.

(7)	Includes 18,719 shares held by Mr. Gyenes and 60,000 shares subject to stock options.

(8)	Includes 21,452 shares held by Mr. Kane and 56,000 shares subject to stock options.

(9)	Includes 22,272 shares held by Mr. Hanover and 14,000 shares subject to stock options.

(10)	Includes 74,800 shares held by Mr. Mahoney and 851,500 shares subject to stock options.

(11)	Includes 127,806 shares held by Mr. Morrison and 115,000 shares subject to stock options.

(12)	Consists of shares subject to stock options.

(13)	Consists of 33,914 shares held by Mr. Cervo as of January 31, 2006. Mr. Cervo resigned as Vice President — Product Development effective November 30, 2005.

(14)	Includes a total of 1,353,750 shares subject to stock options held by the current directors and executive officers as a group.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation

The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the “CEO”) of the Company as of December 31, 2005, (2) the other two persons serving as executive officers as of December 31, 2005, and (3) Craig Cervo, who served as an executive officer until his resignation from the Company, effective November 30, 2005 (collectively, the “Named Executive Officers”).

				Long-Term
				Compensation
				Awards(2)
				Number of
				Shares
Name and Principal	Fiscal	Annual Compensation(1)		Underlying	All Other
Position	Year	Salary	Bonus	Stock Options	Compensation

David C. Mahoney(3)	2005	$275,000	$118,697	—	—
President and Chief Executive Officer	2004	$250,000	$127,160	150,000	—
	2003	$243,186	$134,176	760,000	—
Milton A. Alpern(4)	2005	$200,000	$71,937	40,000	—
Chief Financial Officer and Treasurer	2004	$180,000	$85,152	75,000	—
	2003	$97,500	42,283	125,000	—
Craig Cervo(5)	2005	$183,333	$25,493	15,000	$81,666	(6)
Vice President — Product Development	2004	$190,000	$49,259	—	—
	2003	$190,000	$58,120	87,500	—
Michael Morrison(7)	2005	$180,000	$111,018	15,000	—
Vice President — Worldwide Field Operations	2004	$96,250	$60,699	200,000	—

(1)	Other annual compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(2)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(3)	Mr. Mahoney served as interim President and Chief Executive Officer of the Company from February 28, 2003 to April 22, 2003 and has served as President and Chief Executive Officer since April 22, 2003.

(4)	Mr. Alpern became the Chief Financial Officer and Treasurer of the Company on June 16, 2003.

(5)	Mr. Cervo resigned as Vice President — Product Development effective November 30, 2005.

(6)	Consists of amounts paid in connection with Mr. Cervo’s resignation, including a severance payment in the amount of $57,692 and payment for accrued vacation in the amount of $23,974.

(7)	Mr. Morrison became the Vice President — Worldwide Field Operations on July 28, 2004. Mr. Morrison was not an executive officer of the Company prior to 2004.

Stock Option Grants

The following table sets forth information regarding the granting of stock options during 2005 to the Company’s Named Executive Officers:

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed
	Shares	Total Options			Annual Rates of Stock
	Underlying	Granted to			Price Appreciation For
	Options	Employees in	Exercise Price		Option Term(2)
Executive Officer	Granted	Fiscal Year	per Share(1)	Expiration Date	5%	10%

David C. Mahoney	—	0.00%	—	—	—	—
Milton A. Alpern	40,000	5.42%	$4.94	1/7/2012	$80,443	$187,467
Craig Cervo(3)	15,000	2.03%	$4.94	1/7/2012	$30,166	$70,300
Michael Morrison	15,000	2.03%	$4.94	1/7/2012	$30,166	$70,300

(1)	These stock options are intended to be incentive stock options at the time of grant (to the extent they qualify therefor). These stock options vest in equal installments every six months over a four-year period, accelerate in full upon a change of control of the Company and generally terminate ninety days following termination of the executive officer’s employment with the Company or on the expiration date, whichever occurs earlier. The exercise price of each stock option is equal to the fair market value per share of the common stock on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the stock option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective stock options were granted to their expiration date. The grants shown are net of the stock option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the stock option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the common stock, the optionholder’s continued employment through the stock option period, and the date on which the stock options are exercised.

(3)	Mr. Cervo resigned as Vice President — Product Development effective November 30, 2005.

Stock Option Exercises and Holdings

The following table sets forth certain information concerning the number and value of exercised stock options during the year ended December 31, 2005 by each of the Company’s executive officers and the number and value of unexercised stock options held by each of the Company’s Named Executive Officers on December 31, 2005.

Number of Shares
Underlying
			Unexercised Options	Value of Unexercised
			at Fiscal Year-End	In-the-Money Options at
	Shares Acquired on		Exercisable/	Fiscal Year-End(2)
Name	Exercise (#)	Value Realized(1)	Unexercisable	Exercisable/Unexercisable

David C. Mahoney	5,000	$12,830	714,000/225,000	$3,762,728/$1,040,625
Milton A. Alpern	—	—	95,625/128,750	$434,144/$480,569
Craig Cervo	169,032	$890,777	66,816/45,938	$230,491/$216,697
Michael Morrison	—	—	76,875/138,125	$221,925/$393,475

(1)	Represents the difference between the stock option exercise price and the closing price of the common stock on the date of exercise.

(2)	Represents the closing price of the common stock on December 30, 2005, the last trading day of 2005 ($7.30 per share), less the stock option exercise price.

Equity Compensation Plan Disclosure

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2005:

Number of Securities
		Weighted-Average		Remaining Available For
	Number of Securities to	Exercise Price of		Future Issuance under
	be Issued upon Exercise	Outstanding		Equity Compensation Plans
	of Outstanding Options,	Options,		(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights		Reflected in Column (a))
	(a)	(b)		(c)

Equity compensation plans approved by security holders(1)	3,467,812	$3.45	(2)	1,457,048	(3)
Equity compensation plans not approved by security holders	—	N.A.		—
Total	3,467,812			1,457,048

(3)	Consists of the following equity compensation plans: the 1994 Equity Incentive Plan (“1994 Equity Plan”), the 1996 Director Stock Option Plan, the 2001 Employee Stock Purchase Plan (the “2001 ESPP”), the 2003 Director Plan and the 2004 Equity Incentive Plan (the “2004 Plan”).

(4)	Excludes an aggregate of 30,914 shares issuable in connection with the current offering period under the 2001 ESPP; such shares are included in column (c) of the table.

(5)	Consists of 383,801 shares issuable under the 2001 ESPP, 141,372 shares issuable under the 2003 Director Plan, and 931,875 shares issuable under the 2004 Plan.

Directors’ Compensation

Cash Compensation

Employee directors of the Company do not receive compensation for their services as directors. The non-employee directors receive annual compensation for their services as directors as follows:

•	$20,000 to each non-employee director;

•	an additional $10,000 for the non-employee director serving as the Chairman of the Board;

•	an additional $15,000 for the non-employee director serving as the Audit Committee chairman;

•	an additional $10,000 for the non-employee director serving as the Compensation Committee chairman;

•	an additional $5,000 for the non-employee director serving as the Nominating and Corporate Governance Committee chairman;

•	an additional $5,000 for each non-employee director serving as a member of the Strategic Planning Committee;

•	an additional $2,500 for each non-employee director serving as a member of the Audit Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee);

•	an additional $2,500 for each non-employee director serving as a member of the Compensation Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee); and

•	an additional $2,500 for each non-employee director serving as a member of the Nominating and Corporate Governance Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee).

In addition, non-employee directors are reimbursed for expenses incurred in connection with attendance at Board of Directors meetings.

Stock Options

Pursuant to the 2003 Director Equity Plan (the “2003 Director Plan”), (1) each non-employee director received a stock option for 10,000 shares of common stock on January 1, 2004, (2) each non-employee director receives a stock option for 10,000 shares of common stock on January 1 of each year, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board of Directors and any committees on which he or she served in the preceding year and (3) each new non-employee director receives a stock option to purchase 10,000 shares of common stock upon such director’s initial election to the Board of Directors (an “Election Grant”). On January 1, 2006, each of Messrs. Fire, Gyenes, Hanover, Kane and Loewenberg were granted a stock option for 10,000 shares of common stock. All of the stock options described above have an exercise price equal to the fair market value of the common stock on the date of grant. Except for Election Grants, the stock options become exercisable on the first anniversary of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date; and expire seven years from the date of grant or 90 days after the optionee ceases to serve as a director. Election Grants become exercisable in two equal annual installments on the first and second anniversaries of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date.

Stock Awards

Pursuant to the 2003 Director Plan, non-employee directors automatically receive grants of common stock of the Company on January 1 of each year as follows:

•	$5,000 worth of common stock to each non-employee director serving as a director on such date;

•	an additional $10,000 worth of common stock to the non-employee director serving as Chairman of the Board of Directors on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Audit Committee on such date;

•	an additional $5,000 worth of common stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

•	an additional $2,500 worth of common stock to each non-employee director serving on the Strategic Planning Committee (beginning January 1, 2007).

Such common stock shall be valued at the average closing price of the common stock on The NASDAQ Capital Market (or such other principal exchange on which the common stock is then listed, or the average of the closing bid and asked prices in the over-the-counter market, as applicable) on the five consecutive trading days ending two days prior to the date of each grant.

Retention Arrangements

The Company entered into an Executive Change-in-Control Agreement with Mr. Cervo in April 2003 and Mr. Samanta in January 2006 and a Retention Agreement with Mr. Mahoney in May 2003, Mr. Alpern in June 2003 and Mr. Morrison in June 2004. The agreements provide for certain severance benefits in the event the executive’s employment is terminated under specified circumstances. Each agreement expires on December 31, 2006, provided that (i) each agreement is subject to automatic one-year extensions unless prior notice of agreement termination is given by the Company and (ii) the executive is entitled to the severance benefits provided therein if a change in control occurs during the term of the respective agreement and the executive’s employment is terminated under specified circumstances within 12 months after such change in control (even if such employment termination date is after the termination date of the applicable agreement). Upon a change in control, all outstanding stock options of the executive become exercisable in full irrespective of whether an employment termination occurs.

Mr. Cervo resigned from the Company on November 30, 2005. He is not entitled to any payments under the Executive Change-in-Control Agreement and the agreement was terminated upon Mr. Cervo’s termination date. In connection with his resignation, Mr. Cervo and the Company entered into a letter agreement, dated October 26, 2005. Pursuant to this agreement, the Company agreed to pay Mr. Cervo a severance payment equal to 15 weeks’ base salary, continued option vesting and employee benefits during the 15-week period following his termination of employment, and the acceleration of stock options for 12,812 shares.

If Mr. Mahoney’s employment is terminated by the Company without cause or by Mr. Mahoney for good reason within 12 months following a change in control, Mr. Mahoney will receive a continuation of base salary plus targeted annual bonus during the one-year period following employment termination. If Mr. Mahoney’s employment terminates without cause or for good reason at any time other than within 12 months following a change in control, Mr. Mahoney will receive a continuation of base salary and a continuation of vesting of his outstanding stock options during the one-year period following employment termination.

If Mr. Alpern’s employment is terminated by the Company without cause or by Mr. Alpern for good reason within 12 months following a change in control, Mr. Alpern will receive a continuation of base salary during the six-month period following employment termination. If Mr. Alpern’s employment is terminated by the Company without cause or by Mr. Alpern for good reason at any time other than within 12 months following a change in control, Mr. Alpern will receive a continuation of base salary and a continuation of vesting of his outstanding stock options during the six-month period following employment termination.

If Mr. Morrison’s employment is terminated by the Company without cause or by Mr. Morrison for good reason within 12 months following a change in control, Mr. Morrison will receive a continuation of base salary during the six-month period following employment termination. If Mr. Morrison’s employment is terminated by the Company without cause or by Mr. Morrison for good reason at any time other than within 12 months following a change in control, Mr. Morrison will receive a continuation of base salary and a continuation of vesting of his outstanding stock options during the six-month period following employment termination.

If Mr. Samanta’s employment is terminated by the Company without cause or by Mr. Samanta for good reason within 12 months following a change in control, Mr. Samanta will receive a continuation of base salary during the three-month period following employment termination.

If the amount of payments to the executives following a change in control exceeds certain limits (generally three times the average of such executive’s compensation over the previous five years), a portion of the amount will be subject to an excise tax payable by the executive and will not be deductible by the Company under the United States Internal Revenue Code of 1986, as amended (the “Code”).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Gyenes, Fire and Loewenberg. No member of the current Compensation Committee has been an officer or employee of ours at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

PROPOSAL 1 — APPROVAL OF 2006 STOCK INCENTIVE PLAN

On October 5, 2006, the Board of Directors of the Company adopted, subject to stockholder approval, the 2006 Stock Incentive Plan (the “2006 Plan”). Up to 1,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan.

The Company currently has a 2004 Equity Incentive Plan (the “2004 Plan”), covering a total of 2,000,000 shares of common stock. As of September 30, 2006, the number of shares available for future grants under the 2004 Plan was 108,065. In light of the Company’s recent and anticipated growth, including the acquisition in June 2006 of Temtec International B.V., the Company does not believe that the shares available under the 2004 Plan will be sufficient to cover expected option grants through the date of the 2007 Annual Meeting of Stockholders. Accordingly, the Board of Directors has adopted the 2006 Plan and elected to submit it to a vote of stockholders at this Special Meeting of Stockholders.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believes approval of the 2006 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2006 Plan and the reservation of 1,000,000 shares of common stock for issuance thereunder.

Description of the 2006 Plan

The following is a brief summary of the 2006 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Eligibility to Receive Awards

Employees, officers, consultants and advisors of the Company and its subsidiaries, and of other business ventures in which the Company has a controlling interest (collectively, “Participants”), are eligible to be granted awards under the 2006 Plan.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock unit awards as described below (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant and may not be granted for a term in excess of seven years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an Option.

Restricted Stock Awards.  Restricted Stock represents shares of common stock that are subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Units entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors (Awards of Restricted Stock or Restricted Stock Units are each “Restricted Stock Awards”).

Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. These vesting limitations will not apply to a maximum of 30,000 shares of common stock with respect to which Restricted Stock Awards may be granted.

Notwithstanding any other provision of the 2006 Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the 2006 Plan.

Other Stock Unit Awards.  Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Limitations on Awards

Under present law, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which Awards may be granted to any Participant under the 2006 Plan may not exceed 250,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single Award. The maximum number of shares with respect to which Awards other than options and SARs may be granted is 300,000.

Plan Benefits

As of September 30, 2006, approximately 192 persons were eligible to receive Awards under the 2006 Plan, including the Company’s four executive officers. The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On September 30, 2006, the last reported sale price of the Company’s common stock on The NASDAQ Capital Market was $9.01.

Administration

The 2006 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2006 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2006 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by stock options and the dates upon which such stock options become exercisable, (ii) the exercise price of stock options (which may not be less than 100% of the fair market value of the common stock), (iii) the duration of stock options (which may not exceed seven years), and (iv) the number of shares of common stock subject to any SAR, restricted stock Award, restricted stock unit Award or other stock unit Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the common stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors may take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards and any applicable tax witholding, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

Except as described above, the Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the 2006 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option and (2) the Board may not cancel any outstanding option (whether or not granted under the 2006 Plan) and grant in substitution new Awards under the 2006 Plan having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2006 Plan. Substitute Awards will not count against the 2006 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants.  The Board of Directors may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after October 5, 2016, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 Plan.

If Stockholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and the Company will not grant any Awards under the 2006 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The 2006 Plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

  Incentive Stock Options

A Participant will not have income upon the grant of an incentive stock option. Also, except as described below, a Participant will not have income upon exercise of an incentive stock option if the Participant has been employed by the Company or its corporate parent or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the Participant exercises the option. If the Participant has not been so employed during that time, then the Participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the Participant to the alternative minimum tax.

A Participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the Participant sells the stock. If a Participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a Participant sells the stock prior to satisfying these waiting periods, then the Participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term. If a Participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

  Non-statutory Stock Options

A Participant will not have income upon the grant of a non-statutory stock option. A Participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the Participant exercised the option less the exercise price. Upon sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock option was exercised. This capital gain or loss will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term.

  Stock Appreciation Rights

A Participant will not have income upon the grant of a stock appreciation right. A Participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Awards

A Participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a Participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the Participant does not make an 83(b) election, then when the stock vests the Participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

  Restricted Stock Units

A Participant will not have income upon the grant of a restricted stock unit. A Participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. When the restricted stock unit vests, the Participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

  Other Stock Unit Awards

The tax consequences associated with any other stock unit Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the Award and the Participant’s holding period and tax basis for the Award or underlying common stock.

  Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a Participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OTHER MATTERS

There are no other matters that may come before the Special Meeting.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company’s proxy statement for the 2007 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 27, 2006.

If a stockholder who wishes to make a proposal at the 2007 Annual Meeting — other than one that will be included in the Company’s proxy materials — does not notify the Company by March 12, 2007, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

With respect to nomination of directors for election at the 2007 Annual Meeting, stockholders nominating candidates must provide notice to the Company complying with the provisions of Section 1.9 of the Company’s Bylaws. Such notice must be provided to the Company no earlier than February 8, 2007 and no later than March 10, 2007.

Householding of Special Meeting Materials

We have adopted the cost saving practice of “householding” proxy statements. Some banks, brokers and other nominee record holders are also “householding” the proxy statements for their customers. This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement to you if you call or write us at the following address or phone number: Applix, Inc., 289 Turnpike Road, Westborough, Massachusetts 01581, (508) 870-0300, Attention Investor Relations.  If you want to receive separate copies of a proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Milton A. Alpern, Secretary

November 1, 2006

The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

Exhibit A

APPLIX, INC.

2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of Applix, Inc., a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 1,000,000 shares of common stock, $.0025 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS.  The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 300,000.

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Applix, Inc., any of Applix, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of seven years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights.

(a) General.  The Board may grant Awards consisting of a Stock Appreciation Right (“SAR”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price.  The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

(d) Term.  The term of an SAR shall not be more than seven years from the date of grant.

(e) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.  Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 7(b)(1) shall not apply to a maximum of 30,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions for all Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(d) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(e) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock Unit Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately and equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Section 5(g), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  Except as otherwise provided in Section 7(b), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(5) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of NASDAQ “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Proxy — Applix, Inc.
SPECIAL MEETING OF STOCKHOLDERS – DECEMBER 1, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF APPLIX, INC.
     The undersigned, having received notice of the Special Meeting of Stockholders (the “Special Meeting”) of Applix, Inc. (the “Company”) and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Milton A. Alpern and Patrick J. Rondeau, and each of them (with full power of substitution), as proxies of the undersigned to attend the Special Meeting to be held on Friday, December 1, 2006 and any adjourned sessions thereof, and there to vote and act upon the following matter in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.
     Attendance of the undersigned at the Special Meeting or at any adjourned session thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually.
(Continued and to be signed on reverse side)
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States	•	Go to the following web site:
	or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.		WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 1, 2006.
THANK YOU FOR VOTING.

☐	Mark this box with an X if you have made changes to your name or address details above.
Special Meeting Proxy Card
PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK.
A Issue

	For	Against	Abstain

1. To approve the Company’s 2006 Stock Incentive Plan.	☐	☐	☐
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
B Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)	Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box